Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐
WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION
(Exact Name of Trustee as Specified in its Charter)
56-1887881
(I.R.S. Employer Identification No.)
301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
(Address of Principal Executive Offices)
28288-0630
(Zip Code)
WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION
300 DELAWARE AVENUE SUITE 900
WILMINGTON, DELAWARE 19701
(302) 552-3200
(Name, address and telephone number of Agent for Service)
U.S. BANCORP
(Exact Name of Obligor as Specified in its Charter)
DELAWARE
(State or other jurisdiction of Incorporation or Organization)
41-0255900
(I.R.S. Employer Identification No.)
800 NICOLETT MALL
18th FLOOR
MINNEAPOLIS, MINNESOTA
(Address of Principal Executive Offices)
55402-7020
(Zip Code)
FLOATING RATE CONVERTIBLE
SENIOR DEBENTURES due 2035
(Title of Indenture Securities)

1. General information.
Furnish the following information as to the trustee:
a)	Name and address of each examining or supervisory authority to which it is subject:
Comptroller of the Currency
United States Department of the Treasury
Washington, D.C. 20219
Federal Reserve Bank
Richmond, Virginia 23219
Federal Deposit Insurance Corporation
Washington, D.C. 20429
b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2. Affiliations with obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.
3. Voting securities of the trustee.
Furnish the following information as to each class of voting securities of the trustee:
     Not applicable.
4. Trusteeships under other indentures.
If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
a) Title of the securities outstanding under each such other indenture
     Not applicable.
b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as the result of the trusteeship under any other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.
     Not applicable.
5. Interlocking directorates and similar relationships with the obligor or underwriters.
If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.
     Not applicable.

6. Voting securities of the trustee owned by the obligor or its officials.
Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:
     Not applicable.
7. Voting securities of the trustee owned by underwriters or their officials.
Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
     Not applicable.
8. Securities of the obligor owned or held by the trustee.
Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:
     None.
9. Securities of underwriters owned or held by the trustee.
If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:
     Not applicable.
10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
     None.
11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:
     None.
12. Indebtedness of the obligor to the trustee.
Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
     Not applicable.

13. Defaults by the obligor.
a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
     None.
b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.
     None
14. Affiliations with the underwriters.
If any underwriter is an affiliate of the trustee, describe each such affiliation.
     Not applicable.
15. Foreign trustee.
Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
     Not applicable — trustee is a national banking association organized under the laws of the United States.
16. List of Exhibits.
List below all exhibits filed as part of this statement of eligibility.
☑ 1. Copy of Articles of Association of the trustee as now in effect.
☑2. Copy of the Certificate of the Comptroller of the Currency dated January 10, 2005, evidencing the authority of the trustee to transact business and certification of Fiduciary Powers of the trustee.
☑ 3. Copy of existing by-laws of the trustee.
☐ 4. Copy of each indenture referred to in Item 4, if the obligor is in default.
     -Not Applicable.
☑ 5. Consent of the trustee required by Section 321(b) of the Act.
     See Exhibit T-5 attached hereto.
☑6. Copy of report of condition of the trustee at the close of business on June 30, 2005, published pursuant to the requirements of its supervising authority.
☐ 7. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
     -Not Applicable

☐ 8. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.
          -Not Applicable

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank of Delaware, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and the State of Delaware, on the 7th day of September, 2005.

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION

By:	/s/ Steven A. Finklea
Vice President

EXHIBIT T-1
Charter No. 22559
WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION
AMENDED AND RESTATED
     For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:
     FIRST. The title of the association shall be WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION.
     SECOND. The main office of the association shall be in Wilmington, Delaware. The general business of the association shall be conducted at its main office, its branches and its loan production offices.
     THIRD. The Board of Directors of this association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the stockholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.
     FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified thereby in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.
          Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing bank management shall be made in writing and be delivered or mailed to the president of the bank, not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the president of the bank not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

          Such notification shall contain the following information to the extent known to the notifying stockholder:
°	The name and address of each proposed nominee.

°	The principal occupation of each proposed nominee.

°	The total number of shares of capital stock of the bank that will be voted for each pro- posed nominee.

°	The name and residence address of the notifying stockholder.

°	The number of shares of capital stock of the bank owned by the notifying stockholder.
          Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairperson of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.
     FIFTH. The authorized amount of capital stock of this association shall be 250,000 shares of common stock of the par value of 100 Dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.
          If the capital stock is increased by the sale of additional shares thereof, each stockholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the stockholders, unless another time subsequent to the date of the stockholders’ meeting is specified in a resolution by the stockholders at the time the increase is authorized. The Board of Directors will have the power to pre- scribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.
          The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the stockholders.
     SIXTH. The Board of Directors shall appoint one of its members president of this association, who shall be chairperson of the Board, unless the Board appoints another director to be the chairperson. The Board of Directors shall have the power to appoint one or more vice presidents; and to appoint a cashier and such other officers and employees as may be required to transact the business of this association.

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          The Board of Directors shall have the power to:
°	Define the duties of the officers and employees of the association.

°	Fix the salaries to be paid to the officers and employees.

°	Dismiss officers and employees.

°	Require bonds from officers and employees and to fix the penalty thereof.

°	Regulate the manner in which any increase of the capital of the association shall be made.

°	Manage and administer the business and affairs of the association.

°	Make all bylaws that it may be lawful for the Board to make.

°	Generally to perform all acts that are legal for a Board of Directors to perform.
     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Wilmington, Delaware, without the approval of the stockholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the stockholders, subject to approval by the Office of the Comptroller of the Currency.
     EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.
     NINTH. The Board of Directors of this association, or any three or more stockholders owning, in the aggregate, not less than 10 percent of the stock of this association, may call a special meeting of stockholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the stockholders shall be given by first-class mail, postage pre-paid, mailed at least 10 days prior to the date of the meeting to each stockholder of record at his address as shown upon the books of this association.

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     TENTH. Each director and executive officer of this association shall be indemnified by the association against liability in any proceeding (including without limitation a proceeding brought by or on behalf of the association itself) arising out of his status as such or his activities in either of the foregoing capacities, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the association. Liabilities incurred by a director or executive officer of the association in defending a proceeding shall be paid by the association in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or executive officer to repay such amount if it shall be determined, as provided in the last paragraph of this Article Tenth, that he is not entitled to be indemnified by the association against such liabilities. Before any such advances are made, the Board of Directors, in good faith, must determine in writing, that all the following conditions are met: (a) the officer, director or employee has a substantial likelihood of prevailing on the merits; (b) in the event the officer, director or employee does not prevail, he or she will have the financial capability to reimburse the association; and (c) payment of expenses by the association will not adversely affect the safety and soundness of the association.
     The indemnity against liability in the preceding paragraph of this Article Tenth, including liabilities incurred in defending a proceeding, shall be automatic and self-operative.
     Any director, officer or employee of this association who serves at the request of the association as a director, officer, employee or agent of a charitable, not-for-profit, religious, educational or hospital corporation, partnership, joint venture, trust or other enterprise, or a trade association, or as a trustee or administrator under an employee benefit plan, or who serves at the request of the association as a director, officer or employee of a business corporation in connection with the administration of an estate or trust by the association, shall have the right to be indemnified by the association, subject to the provisions set forth in the following paragraph of this Article Tenth, against liabilities in any manner arising out of or attributable to such status or activities in any such capacity, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the association, or of the corporation, partnership, joint venture, trust, enterprise, association or plan being served by such person.
     In the case of all persons except the directors and executive officers of the association, the determination of whether a person is entitled to indemnification under the preceding paragraph of this Article Tenth shall be made by and in the sole discretion of the Chief Executive Officer of the association. In the case of the directors and executive officers of the association, the indemnity against liability in the preceding paragraph of this Article Tenth shall be automatic and self-operative.

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     For purposes of this Article Tenth of these Articles of Association only, the following terms shall have the meanings indicated:
(a)	“Association” means Wachovia Bank of Delaware, National Association and its direct and indirect wholly-owned subsidiaries.

(b)	“Director” means an individual who is or was a director of the association.

(c)	“Executive officer” means an officer of the association who by resolution of the Board of Directors of the association has been determined to be an executive officer of the association for purposes of Regulation O of the Federal Reserve Board.

(d)	“Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses, including counsel fees and expenses, incurred with respect to a proceeding.

(e)	“Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(f)	“Proceeding” means any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
   The association shall have no obligation to indemnify any person for an amount paid in settlement of a proceeding unless the association consents in writing to such settlement.
   The right to indemnification herein provided for shall apply to persons who are directors, officers, or employees of banks or other entities that are hereafter merged or otherwise combined with the association only after the effective date of such merger or other combination and only as to their status and activities after such date.
   The right to indemnification herein provided for shall inure to the benefit of the heirs and legal representatives of any person entitled to such right.
   No revocation of, change in, or adoption of any resolution or provision in the Articles of Association or By-laws of the association inconsistent with, this Article Tenth shall adversely affect the rights of any director, officer, or employee of the association with respect to (i) any proceeding commenced or threatened prior to such revocation, change, or adoption, or (ii) any proceeding arising out of any act or omission occurring prior to such revocation, change, or adoption, in either case, without the written consent of such director, officer, or employee.

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   The rights hereunder shall be in addition to and not exclusive of any other rights to which a director, officer, or employee of the association may be entitled under any statute, agreement, insurance policy, or otherwise.
   The association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the association, or is or was serving at the request of the association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise, against any liability asserted against such director, officer, or employee in any such capacity, or arising out of their status as such, whether or not the association would have the power to indemnify such director, officer, or employee against such liability, excluding insurance coverage for a formal order assessing civil money penalties against an association director or employee.
   Notwithstanding anything to the contrary provided herein, no person shall have a right to indemnification with respect to any liability (i) incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association, (ii) to the extent such person is entitled to receive payment therefor under any insurance policy or from any corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise other than the association, or (iii) to the extent that a court of competent jurisdiction determines that such indemnification is void or prohibited under state or federal law.
   ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the stockholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.
   TWELFTH. The Association, at anytime and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

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EXHIBIT T-2

Comptroller of the Currency
Administrator of National Banks

     Washington, D.C. 20219
Certificate of Corporate Existence and Fiduciary Powers
I, Julie L. Williams, Acting Comptroller of the Currency, do hereby certify that:
1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.
2. “Wachovia Bank of Delaware, National Association,” Wilmington, Delaware, (Charter No. 22559) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this January 10, 2005.

-s- Julie L. Williams

Acting Comptroller of the Currency

EXHIBIT T-3
Charter No. 22559
WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION
BY-LAWS
Effective October 25, 2002
Amended June 18, 2004
ARTICLE I
Meetings of Shareholders
     Section 1.1 Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, commencing with the year 2002, except that the Board of Directors may, from time to time and upon passage of a resolution specifically setting forth its reasons, set such other date for such meeting during the month of April as the Board of Directors may deem necessary or appropriate; provided, however, that if an annual meeting would otherwise fall on a legal holiday, then such annual meeting shall be held on the second business day following such legal holiday. The holders of a majority of the outstanding shares entitled to vote which are represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting.
     Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three (3) or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of the Association. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.
     Section 1.3 Nominations for Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholders of any outstanding class of capital stock of the Association entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D. C., not fewer than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of Directors, provided, however, that if fewer than twenty-one (21) days’ notice of such meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.
     Section 1.4 Judges of Election. The Board may at any time appoint from among the shareholders three (3) or more persons to serve as Judges of Election at any meeting of shareholders; to act as judges and tellers with respect to all votes by ballot at such meeting and to file with the Secretary of the meeting a Certificate under their hands, certifying the result thereof.
     Section 1.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.
     Section 1.6 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.
ARTICLE II
Directors
     Section 2.1 Board of Directors. The Board of Directors (hereinafter referred to as the “Board”), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.
     Section 2.2 Number. The Board shall consist of not fewer than five (5) nor more than twenty-five (25) Directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any annual or special meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which, (1) exceeds by more than two (2) the number of Directors last elected by shareholders where such number was fifteen (15) or fewer, and (2) to a number which exceeds by more than four (4) the number of Directors last elected by shareholders where such number was sixteen (16) or more, but in no event shall the number of Directors exceed twenty-five (25).

     Section 2.3 Organization Meeting. The Secretary of the meeting upon receiving the Certificate of the Judges of Election, of the result of any election, shall notify the Directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting from time to time, until a quorum is obtained.
     Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and time as may be designated by resolution of the Board of Directors. Upon adoption of such resolution, no further notice of such meeting dates or the places or times thereof shall be required. Upon the failure of the Board of Directors to adopt such a resolution, regular meetings of the Board of Directors shall be held, without notice, on the Wednesday following the third Tuesday in February, June, October, and December, commencing with April 2002, at the Main Office or at such other place and time as may be designated by the Board of Directors. When any regular meeting of the Board would otherwise fall on a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.
     Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the President of the Association, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.
     Section 2.6 Quorum. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.
     Section 2.7 Vacancies. When any vacancy occurs among the Directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a Director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.
     Section 2.8 Advisory Boards. The Board of Directors may appoint Advisory Boards for each of the States in which the Association conducts operations. Each such Advisory Board shall consist of as many persons as the Board of Directors may determine. The duties of each Advisory Board shall be to consult and advise with the Board of Directors and senior officers of the Association in such State with regard to the best interests of the Association and to perform such other duties as the Board of Directors may lawfully delegate. The senior officer in such State, or such officers as directed by such senior officer, may appoint advisory boards for geographic regions within such State and may consult with the State Advisory Boards prior to such appointments.

ARTICLE III
Committees of the Board
     Section 3.1 The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-laws, may designate two (2) or more Directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors and the management of the Association. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any member of the Board of Directors by law. The Board of Directors reserves to itself alone the power to act on (1) dissolution, merger or consolidation, or disposition of substantially all corporate property, (2) designation of committees or filling vacancies on the Board of Directors or on a committee of the Board (except as hereinafter provided), (3) adoption, amendment or repeal of these By-laws, (4) amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable, and (5) declaration of dividends, issuance of stock, or recommendations to shareholders of any action requiring shareholder approval.
     The Board of Directors or the Chairman of the Board of Directors of the Association may change the membership of any committee at any time, fill vacancies therein, discharge any committee or member thereof either with or without cause at any time, and change at any time the authority and responsibility of any such committee.
     A majority of the members of any committee of the Board of Directors may fix such committee’s rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action, except such actions as the Board may not require to be reported to it in the resolution creating any such committee. Any action by any committee shall be subject to revision, alteration, and approval by the Board of Directors, except to the extent otherwise provided in the resolution creating such committee; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.
ARTICLE IV
Officers and Employees
     Section 4.1 Officers. The officers of the Association may be a Chairman of the Board, a Vice Chairman of the Board, one or more Chairmen or Vice Chairmen (who shall not be required to be Directors of the Association), a President, one or more Vice Presidents, a Secretary, a Cashier or Treasurer, and such other officers, including officers holding similar or equivalent titles to the above in regions, divisions or functional units of the Association, as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more offices may be held by one person, but no officer shall sign or execute any document in more than one capacity.

     Section 4.2 Election, Term of Office, and Qualification. Each officer shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been disqualified, or shall have been removed from office.
     Section 4.3 Officers Acting as Assistant Secretary. Notwithstanding Section 4.1 of these By-laws, any officer holding the title of Assistant Vice President or above shall have, by virtue of his office, and by authority of the By-laws, the authority from time to time to act as an Assistant Secretary of the Association, and to such extent, said officers are appointed to the office of Assistant Secretary.
     Section 4.4 Chief Executive Officer. The Board of Directors shall designate one of its members to be the President of this Association, and the officer so designated shall be an ex officio member of all committees of the Association except the Examining Committee, and its Chief Executive Officer unless some other officer is so designated by the Board of Directors.
     Section 4.5 Duties of Officers. The duties of all officers shall be prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the Association not inconsistent with law, the charter, and these By-laws, and to appoint other employees, prescribe their duties, and to dismiss them. Notwithstanding such delegation of authority, any officer or employee also may be dismissed at any time by the Board of Directors.
     Section 4.6 Other Employees. The Board of Directors may appoint from time to time such tellers, vault custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salary to be paid them, and dismiss them. Subject to the authority of the Board of Directors, the Chief Executive Officer or any other officer of the Association authorized by him, may appoint and dismiss all such tellers, vault custodians, bookkeepers and other clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.
     Section 4.7 Removal and Resignation. Any officer or employee of the Association may be removed either with or without cause by the Board of Directors. Any employee other than an officer elected by the Board of Directors may be dismissed in accordance with the provisions of the preceding Section 4.6. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Association. Any such resignation shall become effective upon its being accepted by the Board of Directors, or the Chief Executive Officer.

ARTICLE V
Fiduciary Powers
     Section 5.1 Trust Services Division. There shall be divisions of this Association known as the Capital Management Group and the Wealth Management Group which shall be responsible for the exercise of the fiduciary activities of this Association.
     Section 5.2 Trust Officers. There shall be one or more Officers of this Association whose duties shall be to manage, supervise and direct all the fiduciary activities of the Capital Management and Wealth Management Groups. Further, there shall be one or more Senior Trust Officers designated to assist the Officers in the performance of their duties. They shall do or cause to be done all things necessary or proper in carrying out the business of the Capital Management and Wealth Management Groups in accordance with provisions of applicable laws and regulations.
     Section 5.3 General Trust Committee. There shall be a General Trust Committee composed of not fewer than four (4) members of the Board of Directors or officers of this Association who shall be appointed annually, or from time to time, by the Board of Directors of this Association. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the General Trust Committee at any time, fill any vacancies therein, or discharge any member thereof with or without cause at any time. The General Trust Committee shall counsel and advise on all matters relating to the fiduciary business or affairs of the Capital Management and Wealth Management Groups and shall adopt overall policies for the conduct of the fiduciary business of the Capital Management and Wealth Management Groups, including, but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The General Trust Committee shall assign the administration and performance of any of its fiduciary powers or duties to any subcommittee as it may designate. The General Trust Committee shall appoint the members of any such subcommittees and shall determine the number of members which constitutes a quorum at meetings of such subcommittees. The General Trust Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. In carrying out its responsibilities, the General Trust Committee shall review the actions of all officers, employees and committees utilized by this Association in connection with the fiduciary activities of the Capital Management and Wealth Management Groups and may assign the administration and performance of any fiduciary powers or duties to any officers or employees of the Capital Management Group or Wealth Management Group or to any committee it may designate. One of the methods to be used in the review process will be the scrutiny of the Reports of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of Wachovia Corporation, as they relate to the activities of the Capital Management and Wealth Management Groups. These reviews shall be in addition to reviews of such reports by the Audit Committee of the Board of Directors. The Chairman of the General Trust Committee shall be appointed by the Board of Directors. The Chairman of the General Trust Committee shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary and approved by its Chairman.

Further, the General Trust Committee shall make its minutes available to the Board of Directors at its next regularly scheduled meeting following a meeting of the General Trust Committee. As required by Section 9.4 of Regulation 9 of the Comptroller of the Currency, the Board of Directors retains responsibility for the proper exercise of this Association’s fiduciary powers.
     Members of the General Trust Committee will abide by the Association’s Code of Conduct as it applies to the Capital Management and Wealth Management Groups.
ARTICLE VI
Stock and Stock Certificates
     Section 6.1 Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.
     Section 6.2 Stock Certificates. Certificates of stock shall bear the signature of the Chairman, the Vice Chairman, the President, or a Vice President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.
ARTICLE VII
Corporate Seal
     Section 7.1 The President, the Cashier, the Secretary, or any Assistant Cashier, or Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be in the form adopted by the Board of Directors.
ARTICLE VIII
Miscellaneous Provisions
     Section 8.1 Fiscal Year. The fiscal year of the Association shall be the calendar year.
     Section 8.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, notices, applications, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, the Vice Chairman of the Board, any Chairman or Vice Chairman, the President, any Senior Executive Vice President, Executive Vice President, Vice President or Assistant Vice President, the Secretary, the Cashier or Treasurer, or any officer holding similar or equivalent titles to the above in any regions, divisions or functional units of the Association, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer (or equivalent titles), and if so required by applicable law or regulation, attested or countersigned by the Secretary or Assistant Secretary; provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.
     Section 8.3 Records. The Articles of Association, the By-laws, and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.
     Section 8.4 Corporate Governance Procedures. To the extent not inconsistent with applicable federal banking statutes and these By-laws, the corporate governance procedures of the relevant provisions of the North Carolina Business Corporation Act, North Carolina General Statute Chapter 55, will be followed.
ARTICLE IX
By-laws
     Section 9.1 Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.
     Section 9.2 Amendments. The By-laws may be amended, altered or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of Directors.

ARTICLE X
Emergency By-Laws
     Section 10.1. Emergency. In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Association will continue to conduct the affairs of the Association under such guidance from the Directors or the Executive Committee as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any applicable governmental directives during the emergency.
     Section 10.2. Officers Pro Tempore. The surviving members of the Board of Directors or the Executive Committee shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer’s powers and duties to any other officer, or to any Director, for the time being.
     Section 10.3. Executive Committee Powers. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Association by its Directors and officers as contemplated by these By-laws, any two (2) or more available members of the Board of Directors shall constitute the Executive Committee and shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of Article II of these By-laws; and in addition, the Executive Committee shall be empowered to exercise all of the powers reserved to the General Trust Committee under Section 5.3 of Article V hereof. In the event of the unavailability, at such time, of a minimum of two (2) members of the then incumbent Executive Committee, any three (3) available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose. Any provisions of these By-laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this section that it shall be to the advantage of this Association to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.
     Section 10.4. Officer Succession. If consequent upon war or warlike damage or disaster, the Chief Executive Officer of this Association cannot be located or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

Chairman
President
Head of the General Bank
Division Head/Area Administrator — Within this officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Association.
     Any one of the above persons who in accordance with this Section 10.4 assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns or until five-sixths of the other officers who are attached to the then acting Main Office decide in writing he is unable to perform said duties or until the elected Chief Executive Officer of this Association, or a person higher on the above list, shall become available to perform the duties of Chief Executive Officer of the Association.
     Section 10.5. Certification. Anyone dealing with this Association may accept a certification by any three (3) officers that a specified individual is acting as Chief Executive Officer in accordance with this By-law; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of three (3) officers of the Association.
     Section 10.6. Alternate Locations. The offices of the Association at which its business shall be conducted shall be the Main Office thereof and each of its branches , and any other legally authorized location which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.
     Section 10.7. Acting Main Offices. In case of war or warlike damage or disaster, if the Main Office of this Association, located in Wilmington, Delaware, is unable temporarily to continue its functions, then and in such case, the largest branch office in the State of Delaware, based on the amount of deposits held at such branch, which can carry on its functions, shall, without further action of this Board of Directors, become the “Acting Main Office of this Association”.
     Section 10.8. Resumption of Main Office. The Main Office shall resume its functions at its legally authorized location as soon as practicable as determined by the Executive Committee pursuant to Section 10.3 of these By-laws.

EXHIBIT T-5
CONSENT OF THE TRUSTEE
     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of U.S. Bancorp Floating Rate Convertible Senior Debentures due 2035, Wachovia Bank of Delaware, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION
By:	/s/ Steven A. Finklea
Vice President

Wilmington, Delaware
September 7, 2005

EXHIBIT T-6
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of Wachovia Bank of Delaware, N.A., at the close of business on June 30, 2005, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.
Statement of Resources and Liabilities
ASSETS

Thousand of Dollars
Cash and balance due from depository institutions:

Noninterest-bearing balances and currency and coin	356,606
Interest-bearing balances	316,261
Securities	////////
Held-to-maturity securities (from Schedule RC-B, column A)	0

Available-for-sale securities (from schedule RC-B, column D)	0
Federal funds sold and securities purchased under agreements to resell	0
Federal funds sold in domestic offices	2,184
Securities purchased under agreements to resell	15,000
Loans and lease financing receivables (from Schedule RC-C):
Loan and leases held for sale	0
Loan and leases, net of unearned income	1,809,409
LESS: Allowance for loan and lease losses	62,908
LESS: Allocated transfer risk reserve	0
Loans and leases, net of unearned income and allowance (item.4.b minus 4.c)	1,746,501
Trading assets (from Schedule RC-D)	4
Premises and fixed assets (including capitalized leases)	8,430
Other real estate owned (from Schedule RC-M)	1,354
Investment in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	0
Customer’s liability to this bank on acceptances outstanding	0
Intangible assets
Goodwill	336
Other intangible assets (from Schedule RC-M)	0
Other assets (from Schedule RC-F)	160,018

Total assets	2,606,694
LIABILITIES

Deposits:
In domestic offices	1,992,000
Noninterest-bearing	350,522
Interest-bearing	1,641,478
In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, partII)	0
Noninterest-bearing	0
Interest-bearing	0
Federal funds purchased in domestic offices(2)	0
Securities sold under agreements to repurchase(3)	9,353
Trading liabilities(from Schedule RC-D)	0

Other borrowed money (includes mortgage indebtedness and obligations under Capitalized leases)(from Schedule RC-M)	223,512
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	25,000
Other liabilities	67,521
Total liabilities	2,317,386
Minority Interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	500
Surplus	138,977
Retained Earnings	149,831
Accumulated other comprehensive income	0
Other Equity Capital components	0
Total equity capital (sum of item 23 through 27)	289,308
Total liabilities and equity capital (sum of items 21,22, and 28	2,606,694